Form N-SAR
Semi-Annual Report
for Registered Investment
 Companies


SUB-ITEM 77-H
CHANGES IN CONTROL
OF REGISTRANT
As of February 28, 2011,
Planmember Services Corp.
 has ceased to be a controlling
 person of the
Registrant by owning less
than 25% of the voting securities
 of the Registrant.